EXHIBIT 10.4

                    FIRST KANSAS FEDERAL SAVINGS ASSOCIATION
                          SUPPLEMENTAL RETIREMENT PLAN
                       FOR THE BENEFIT OF LARRY V. BAILEY


         WHEREAS, First Kansas Federal Savings Association ("Association") wishes to reward the years of prior service provided by Larry V. Bailey, President ("Participant") and to continue to retain and to motivate his performance and dedication to the Association and its Board of Directors, and

         WHEREAS, it is deemed advisable and in the best interests of the Association to offer such Participant with additional financial incentives in the form of deferred compensation to encourage such continued employment service to the Association, and whereas an analysis of the retirement plan of the
Association indicates that such Participant would receive a significant reduction in his retirement benefits in the event that his employment with the Association terminates prior to attainment of age 65, whether voluntarily or as part of a sale or merger of the Association;

         NOW THEREFORE, BE IT RESOLVED that the First Kansas Federal Savings Association Supplemental Retirement Plan for the Benefit of Larry V. Bailey ("Plan"), be adopted and implemented effective December 16, 1997, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases as used herein shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content, as follows:

         1.1 "Association" or "Savings Association" means First Kansas Federal Savings Association, Osawatomie, Kansas, or any successor thereto.

         1.2 "Beneficiary" shall mean the Participant's surviving spouse, if any. If there shall be no surviving spouse, then all benefits payable in accordance with the Plan shall cease as of the Participant's death.

         1.3 "Board" means the Board of Directors of the Association, as constituted from time to time and successors thereto.

         1.4 "Change in Control" means : (i) the ownership, holding, or power to vote more than 25% of the Savings Association's (or any parent holding company's) outstanding voting stock by any person; (ii) the control of the election of a majority of the Savings Association's (or its parent holding company's) directors; or (iii) the exercise of a controlling influence over the management or policies of the Savings Association by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act. Change in Control shall also mean: (i) the sale of all, or a material portion, of the assets of the Savings Association; (ii) the merger or recapitalization of the Savings Association or any merger or recapitalization whereby the Savings Association is not the surviving entity; (iii) a change in control of the Savings Association, as otherwise defined or determined by the applicable federal banking regulator having supervisory jurisdiction over the Savings Association, or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Association by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of the Savings Association stock (or its parent holding company's stock), or the purchase of shares of up to twenty-five percent (25%) of any class of securities of the Savings Association by a tax-qualified employee stock benefit plan. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. However, a change in control shall not be deemed to have occurred as a result of a holding company reorganization of the Savings Association and simultaneous acquisition of more than 50% of the Savings Association's stock (following the Savings Association's conversion to stock form) by a parent savings and loan holding company or bank holding company.

         1.5 "Committee" means the Board or the administrative committee as appointed by the Board pursuant to Section 8.11 herein.

         1.6      "Director" means a member of the Board of the Association.

         1.7 "Disability" (total and permanent disability) means a mental or physical disability which prevents the Participant from performing the normal duties of his position with the Association. Such disability must have prevented the Participant from performing his duties for at least six months, and a physician satisfactory to both the Participant and the Association must certify that the Participant is disabled from performing his normal duties with the Association.

         1.8      "Effective Date" means December 16, 1997.

         1.9 "Participant" means Larry V. Bailey, President of the Association. Such participation shall continue as long as such Participant fulfills all requirements for participation subject to the right of termination, amendment and modification of the Plan hereinafter set forth.

         1.10 "Pension Plan" means the tax-qualified defined benefit plan sponsored by the Association for the benefit of the Association's employees in effect as of the Effective Date. All terms and definitions not otherwise defined in the Plan shall be defined as set forth in the Pension Plan.

         1.11  "Plan"  means  the  First  Kansas  Federal  Savings   Association
Supplemental Retirement Plan for the Benefit of Larry V. Bailey, as herein set forth, as may be amended from time to time.

         1.12 "Retirement Date" means the first day of the calendar month following attainment of age 58 of the Participant or thereafter whereby the Participant retires as an employee of the Association.

         1.13 "Service" means all years of service as an employee of the Association and all predecessor and successor entities. Years of service need not be continuous. All years of service prior to the Effective Date shall be recognized for benefits determination.

         1.14 "Trust" shall mean any trust agreement entered into on behalf of the Plan by the Association for the purpose of holding assets of the Association in order to promote the efficient administration of the Plan.


                                   ARTICLE II

                                    BENEFITS

         2.1 Retirement. Upon a Participant's termination from service as an employee of the Association on or after the Retirement Date, the Association shall pay to the participant a benefit in an amount approved by the Board and set forth herein at Article II, Section 2.4, commencing on the first business day of the calendar month commencing on or after the Retirement Date. Except as provided at Article II, Section 2.2, 2.3 and 2.5 herein, upon a Participant's termination from service as an employee of the Association prior to the Retirement Date, the Association shall have no financial obligations to the Participant under the Plan.

         2.2 Disability. In the event of the Disability of the Participant, the Participant will be entitled to a benefit equal to 100% of the amount specified at Article II, Section 2.4, payable on the first day of the month following certification of such Disability based upon actual years of service completed as of such date and without regard to any other provisions herein to the contrary. Upon Disability, such benefits payable shall be determined based upon actual years of service, provided that such Participant shall be presumed to have attained not less than age 58 as of such date of Disability.

         2.3 Change in Control. All benefits payable, or that would become payable if the Participant were to retire prior to such Change in Control, shall remain payable thereafter. Upon termination of service following a Change in Control, all benefits shall be deemed payable immediately in accordance with
Article II, Section 2.4; provided that if the Participant is not yet age 58 as of such date of termination of service, such Participant shall nevertheless be deemed to be not less than age 58 as of the date of such termination. Further, that in order to calculate benefits payable hereunder, actual Years of Service for benefits calculation purposes following a Change in Control shall include all years of service remaining under any employment agreement between the Participant and the Association. Upon a Change in Control, all future benefits payable pursuant to Sections 2.1, 2.2, 2.3, and
2.5 of the Plan, shall at the election of the Participant be made in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a two year U.S. Treasury Note on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.

         2.4 Benefit Payments. The Participant shall be eligible to receive benefit payments under the Plan in accordance with the benefits formula and calculations provided under the Pension Plan, except as modified in accordance with the provisions of Article II of the Plan, reduced by actual benefits payments received under the Pension Plan, as follows:

         a. Upon retirement by the Participant on or after attainment of age 58, all retirement benefits due to the Participant under the Plan shall be calculated based upon the actual number of Years of Service determined for purposes of benefits accrual credited under the Pension Plan plus an additional credit of fifteen (15) Years of Service.

         b. The Participant shall be eligible to receive the retirement benefits provided for under the Plan and the Pension Plan; provided that the Early Retirement Reduction Factor based upon the number of years that the Participant's Early Retirement Date precedes the Participants Normal Retirement Date shall be based on the schedule contained hereinafter in lieu of such 3% per year reduction factor set forth under the Pension Plan, as follows:

         Retirement Age             Adjusted Early Retirement Reduction Factor
         --------------             ------------------------------------------

                  65                100%
                  64                 98%
                  63                 96%
                  62                 94%
                  61                 92%
                  60                 90%
                  59                 88%
                  58                 86%

         c. Benefits payable hereunder are exclusive of any benefits received under the Federal Social Security Act or any income tax liabilities of the Participant or Beneficiary.

         d. Except as otherwise specified to the contrary herein, benefits payable hereunder shall be paid in the same manner and at the same frequency as benefits payable under the Pension Plan.

         2.5 Benefit Payments Following Death. A Participant receiving benefits in accordance with Article II, Sections 2.1, 2.2 or 2.3 shall, upon death, continue to have the balance of any such payments due be paid to the Participant's Beneficiary for the remainder of the payments due as specified at
Section 2.4.

         2.6 Notice of Retirement. A Participant electing to retire in accordance with the Plan shall deliver written notice ("Notice") to the Board not less than ninety (90) days prior to the actual Retirement Date. A Participant who terminates service upon death, Disability, or a Change in Control shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

         2.7 Alternative Forms Of Benefit Payment. The Committee may at any time distribute the benefits payable with respect to all future benefits payable pursuant to Sections 2.1, 2.2, 2.3, and 2.5 of the Plan, in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a 2 year U.S. Treasury Note on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.



                                   ARTICLE III

                                    INSURANCE

         3.1 Ownership of Insurance. The Association, in its sole discretion, may elect to purchase one or more life insurance policies on the lives of Participants in order to provide funds to the Association to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Association may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Association or its designated Trust, and neither the Participant, nor any beneficiary or other person claiming under or through him shall have any rights, title or interest in or to any such insurance policy. The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any of the benefits payable thereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Association's general creditors.

         3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, the Participant, as may be requested by the Association from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Association to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Association in any form or manner.

         3.3 Death of Participant. Upon the death of the Participant, the proceeds derived from any such insurance policy held by the Association or any related Trust, if any, shall be paid to the Association or its designated Trust.

                                   ARTICLE IV

                            TRUST / NON-FUNDED STATUS

         4.1 Trust. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Association and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Association. No person other than the Association shall by virtue of the provisions of this Plan have any interest in such funds. The Association shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to a Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Association under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Association.

         In order to facilitate the accumulation of funds necessary to meet the costs of the Association under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchase pursuant to Article III above and to pay benefits to the extent that the cash value and/or proceeds of any such policies are not adequate to make payments to a Participant or his beneficiary as and when the same are due under the Plan), the Association may enter into a Trust Agreement. The Association, in its discretion, may elect to place any life insurance policies purchased pursuant to
Article III above into the Trust. In addition, such sums shall be placed in said Trust as may from time to time be approved by the Board of Directors, in its sole discretion. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Association.

                                    ARTICLE V

                                     VESTING

         5.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to the Retirement Date. All benefits payable hereunder shall be deemed 100% earned and non- forfeitable by the Participant and his Beneficiary as of the Retirement Date. Notwithstanding the foregoing, all benefits payable hereunder shall be deemed 100% earned and non-forfeitable by the Participant and his Beneficiary upon the death or the Disability of the Participant, or upon termination of employment following a Change in Control of the Association. No benefits shall be deemed payable hereunder for any time period prior to termination of employment prior to the Retirement Date, except in the event of death, Disability or termination of employment following a Change in Control of the Association, in which case such benefits shall be immediately payable as of such date of termination of employment.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Termination. All rights of the Participant hereunder shall terminate immediately upon the Participant ceasing to be in the active service of the Association prior to the time that the benefits payable under the Plan shall be deemed to be 100% earned and non-forfeitable. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this paragraph, within the sole discretion of the Committee.

                                   ARTICLE VII

                      FORFEITURE OR SUSPENSION OF BENEFITS

         7.1 Forfeiture or Suspension of Benefits. Notwithstanding any other provision of this Plan to the contrary, benefits shall be forfeited or suspended during any period of paid service with the Association following the commencement of benefit payments, within the sole discretion of the Committee.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Other Benefits. Nothing in this Plan shall diminish or impair the Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Association now or hereinafter in effect.

         8.2 No Effect on Employment. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Association any right to be retained in the employment or service of the Association, or to interfere with the right of the Association to terminate any Participant or such other person at any time and to treat him without regard to the effect which such treatment mights have upon him as a Participant in this Plan.

         8.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Association and binding upon the Association, its successors and assigns.

         8.4 Modification. The Association, by action of the Board, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto. The Association shall give thirty (30) days' notice in writing to any Participant prior to the effective date of any such amendment, modification or termination of this Plan. Notwithstanding the foregoing, in no event shall such benefits payable to a Participant under the Plan be reduced below those provided for in Section 2.4 herein. In the event that the Plan benefits payable under Section 2.4 of the Plan are reduced or the Plan is terminated, a Participant shall be immediately 100% vested in all benefits calculated in accordance with Section 2.4 as of the date of such Plan amendment or Plan termination without regard to such Plan amendment or Plan termination.

         8.5 Arbitration. Any controversy or claim arising out of or relating to any contract or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") unless otherwise mutually agreed to by the Participant and the Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         8.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. Rights of Participants hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant or a Beneficiary. Such rights are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant or his Beneficiary. No Participant shall have any right under this Plan or any Trust referred to in Article IV or against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Association pursuant to the unsecured promise of the Association to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Association has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to Participants. No Participant shall have any voice in the use, disposition, or investment of any asset acquired or set aside by the Association to provide benefits under this Plan.

         8.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant or a Beneficiary prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC"). No representation is made to any Participant to the effect that any insurance policies purchased by the Association or assets of any Trust established pursuant to this Plan will be used solely to provide benefits under this Plan or in any way shall constitute security for the payment of such benefits. Benefits payable under this Plan are not in any way limited to or governed by the proceeds of any such insurance policies or the assets of any such Trust. No Participant in the

Plan has any preferred claim against the proceeds of any such insurance policies or the assets of any such Trust.

         8.8 Conduct of Participants. Notwithstanding anything contained to the contrary, no payment of any then unpaid benefits shall be made and all rights under the Plan payable to a Participant, or any other person, to receive payments thereof shall be forfeited if the Participant shall engage in any activity or conduct which in the opinion the Board of the Association is inimical to the best interests of the Association.

         8.9 Incompetency. If the Association shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his personal affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Association to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee, in its sole discretion, may determine. Any such payments shall constitute a complete discharge of the liabilities of the Association under the Plan.

         8.10 Construction. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Association and members of the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own willful, gross misconduct or intentional lack of good faith.

         8.11 Plan Administration. The Board of the Association shall administer the Plan; provided, however, that the Board may appoint an administrative committee ("Committee") to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

         8.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Kansas, except to the extent that Federal law shall be deemed to apply. No payments of benefits shall be made hereunder if the Board of the Association, or counsel retained thereby, shall determine that such payments shall be in violation of applicable regulations, or likely result in imposition of regulatory action, by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or other appropriate banking regulatory agencies.

         8.13     Regulatory Matters.

         (a) The Participant or Beneficiary shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for "Just Cause" shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

         (b) Notwithstanding anything herein to the contrary, any payments made to a Participant or Beneficiary pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         8.14 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Association, and unless clearly inapplicable, reference herein to the Association shall be deemed to include any successor or successors of the Association.

         8.15 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Association and any Participants and Beneficiaries hereto with respect to the subject matter hereof.